Exhibit 5.1
                                       -----------
                                       (Includes Exhibits 8.1 and 23.1)





                                       October 28, 1997




IMH Assets Corp.
20371 Irvine Avenue, Suite 200
Santa Ana Heights, California 92707

     Re:        IMH Assets Corp.
                Collateralized Mortgage Bonds
                Registration Statement on Form S-3
                ----------------------------------

Ladies and Gentlemen:

                  We have acted as special counsel to IMH Assets Corp., a California corporation (the "Registrant") in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of Collateralized Mortgage Bonds (the "Bonds"), and the related preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement"). The Bonds are issuable in series under separate indentures (each such agreement, an "Indenture"), between an issuer and an indenture trustee, each to be identified in the prospectus supplement for such series of Bonds. Each Indenture will be substantially in the respective form filed as an Exhibit to the Registration Statement.

                  In connection with rendering this opinion letter, we have examined the form of the Indenture contained as an Exhibit in the Registration Statement, the Registration Statement and such records and other documents as we have deemed necessary. As to matters of fact, we have examined and relied upon representations or certifications of officers of the Registrant or public officials. We have assumed the authenticity of all documents submitted to us as originals, the


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IMH Assets Corp.
October 28, 1997                                                       Page 2.

genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents. We have assumed that all parties, other than the Registrant, had the corporate power and authority to enter into and perform all obligations thereunder, and, as to such parties, we also have assumed the due authorization by all requisite corporate action and the enforceability of such documents.

                  In rendering this opinion letter, we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the corporate laws of the State of Delaware, nor do we express any opinion, either implicitly or otherwise, on any issue not expressly addressed below. In rendering this opinion letter, we have not passed upon and do not pass upon the application of "doing business" or the securities laws of any jurisdiction. This opinion letter is further subject to the qualification that enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other laws affecting the enforcement of the rights of creditors generally and (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law.

                  Based on the foregoing, we are of the opinion that:

                  1. When an Indenture for a series of Bonds has been duly authorized by all necessary action and duly executed and delivered by the parties thereto, such Indenture will be a legal and valid obligation of the applicable issuer.

                  2. When an Indenture for a series of Bonds has been duly authorized by all necessary action and duly executed and delivered by the parties thereto, and when the Bonds of such series have been duly executed and authenticated in accordance with the provisions of that Indenture, and issued and sold as contemplated in the Registration Statement and the prospectus and prospectus supplement delivered in connection therewith, such Bonds will be legally and validly issued and outstanding, fully paid and non-assessable, and will be binding obligations of the applicable issuer, and the holders of such Bonds will be entitled to the benefits of that Indenture.

                  3. The description of federal income tax consequences appearing under the heading "Certain Federal Income Tax Consequences" in the prospectus relating to the Bonds contained in the Registration Statement, while not purporting to discuss all possible federal income tax consequences of an investment in the Bonds, is accurate with respect to those tax consequences which are discussed.

                  We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement, and to the use of our name in the prospectus and prospectus supplement relating to the Bonds included in the Registration Statement under the heading "Legal Matters", and in the prospectus relating to the Bonds included in the Registration Statement under the heading "Certain Federal Income Tax Consequences", without admitting that we are "experts"


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IMH Assets Corp.
October 28, 1997                                                         Page 3.


within the meaning of the Act, and the rules and regulations thereunder, with respect to any part of the Registration Statement, including this Exhibit.


                                    Very truly yours,

                                    THACHER PROFFITT & WOOD



                                       By /s/ Thacher Proffitt & Wood
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